Exhibit 99.1

INFORMATION TO SUPPLEMENT APRIL 26, 2004 EARNINGS CONFERENCE CALL.

During the April 26, 2004 conference call with analysts and investors, the Company disclosed that, at March 31, 2004, the cumulative one-year static gap for Commercial Capital Bank (the “Bank”) approximated a positive 10%.

Static gap is the difference between assets and liabilities, which amortize, prepay, reprice and or mature within a given time frame, typically the cumulative one-year horizon. At March 31, 2004, the Bank’s assets which reprice or have anticipated maturities within one-year exceeded its liabilities with the same characteristics by $228.9 million, thereby equaling a positive gap of 11.71%, implying that the Bank is slightly more asset sensitive than indicated on the conference call. The assumptions used are consistent with those contained in the Company’s recent SEC filings, including its 2003 10K.